Exhibit 99.1

BioSolar Announces Closing of $5.0 Million Private Placement Offering

SANTA CLARITA, CA - January 27, 2021 - BioSolar, Inc. (OTC: BSRC), a developer of clean energy technologies, today announced the closing of its previously announced private placement offering of 83,333,334 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 83,333,334 shares of common stock. The combined purchase price for one share of common stock (common stock equivalent) and a warrant to purchase one share of common stock was $0.06. The warrants have an exercise price of $0.06 per share, will be immediately exercisable and will expire five and one-half years from the issue date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the private placement offering were approximately $5.0 million. The Company intends to use the net proceeds primarily to aggressively expand and accelerate the development of its electrolyzer technology to lower the cost of green hydrogen production, as well as for working capital and general corporate purposes.

The offer and sale of the foregoing securities were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the securities issued to the investors within 15 calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after today in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The Company recently announced that is in the process of changing its corporate name to NewHydrogen, Inc. to better reflect its expanded focus on green hydrogen technologies.

About BioSolar, Inc.

BioSolar is a developer of clean energy technologies including green hydrogen, and lithium-ion battery components. The Company’s current focus is on developing a breakthrough electrolyzer technology to lower the cost of Green Hydrogen production. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to use electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing Green Hydrogen. Unfortunately, electrolyzers are expensive and rely on rare earth materials such as platinum and iridium. These very expensive materials account for nearly 50% of the cost of electrolyzers. The Company’s technology is aimed at significantly reducing or replacing rare earth materials in electrolyzers with inexpensive earth abundant materials to help usher in a Green Hydrogen economy that Goldman Sachs estimates will be worth $12 trillion by 2050.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These statements include, without limitation, statements related to the intended use of proceeds. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: market and other conditions, the impact of economic, competitive and other factors affecting the Company and its operations, and other factors detailed in reports filed by the Company with the Securities and Exchange Commission.

Contact Information

Investor Relations Contact:
Tom Becker
BioSolar, Inc.
ir@biosolar.com
(877) 904-3733